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                                                                    EXHIBIT 99.1


                          CONSENT OF PROPOSED DIRECTOR

     I hereby consent to become a director of Flextronics International Ltd. (the "Company"), effective immediately following the next Annual General Meeting (currently scheduled for October 14, 1997), and also hereby consent to being named in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-21715) of the Company as a proposed member of the Board of Directors of the Company and as having agreed to serve in such capacity.


Dated: September 11, 1997


                                                 /s/ Patrick Foley
                                                 ------------------
                                                 Patrick Foley